                             MACKENZIE PARTNERS, INC.
                                 156 Fifth Avenue
                                New York, NY 10010
                                  212 929-5500
                                 FAX 212 929-0308
NEWS RELEASE



CONTACT:
--------
Stanley J. Kay, Jr.
MacKenzie Partners, Inc.
(212) 929-5940


FOR IMMEDIATE RELEASE:
----------------------


               HEALTHRITE MAILS "FIGHT" LETTER TO ALL SHAREHOLDERS.

         CHARACTERIZES RECORD OF DISSIDENT EX-CEO BRAD MACDONALD AS:
           FAULTY VISION, FAILED STRATEGY, UNNECESSARY EXPENSES,
                   DISASTROUS EXECUTION, TERMINATION.



NEW YORK, NEW YORK, December 10, 1997 -- HealthRite, Inc. (NASDAQ: HLRT) announced today that it has mailed a "fight" letter to all shareholders in connection with the election contest for control of the Company's Board at its Annual Meeting scheduled for December 17.

HealthRite also announced that it has changed the location of its Annual Meeting from the Company's facilities in Owings Mills Maryland to the Residence Inn by Marriott, 10710 Beaver Dam Road, Hunt Valley, Maryland 21030. The Meeting will commence at 10:00 a.m. local time.


                     COMPLETE TEXT OF FIGHT LETTER FOLLOWS:


                                  #   #   #



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[IMAGE: "LOGO-HEALTHRITE" OMITTED]




711 5th Avenue
New York, NY 10022
Tel: (212) 829-0900
Fax: (212) 829-0901

                                                             December 10, 1997

        DON'T TURN CONTROL OF YOUR COMPANY OVER TO BRADLEY MACDONALD.
          VOTE YOUR WHITE PROXY TODAY FOR A RETURN TO PROFITABILITY.

DEAR SHAREHOLDER:

You should be aware that Bradley MacDonald, a former director and CEO of HealthRite, has launched a proxy fight to gain control of your Board of Directors at the Company's December 17 annual meeting.

You should ignore any proxy materials you may receive from Mr. MacDonald and vote the enclosed WHITE proxy card to re-elect your Company's nominees to the Board.

         A BRIEF SUMMARY OF MACDONALD'S DISMAL RECORD AT HEALTHRITE:
            FAULTY VISION, FAILED STRATEGY, UNNECESSARY EXPENSES,
                      DISASTROUS EXECUTION, TERMINATION.

MR. MACDONALD'S RESIGNATION WAS UNANIMOUSLY DEMANDED BY THE SIX OTHER DIRECTORS OF THE COMPANY IN AUGUST. WE TOOK THIS DRASTIC ACTION AS A RESULT OF THE BOARD'S OVERWHELMING LOSS OF CONFIDENCE IN HIS MANAGEMENT
CAPABILITIES, AS DIRECTLY EVIDENCED BY:

THE COMPANY'S DISAPPOINTING FINANCIAL RESULTS DURING HIS TENURE:

o The Company incurred severe losses as a result of MacDonald's failure to meet his own financial and sales projections.

o FOR THE FIRST 9 MONTHS OF 1997, HEALTHRITE REPORTED YEAR-TO-DATE LOSSES OF $964,000, OR $.24 PER SHARE. MR. MACDONALD CONVENIENTLY NEGLECTS TO TELL YOU OF THESE 1997 LOSSES IN HIS PROXY STATEMENT, THOUGH HE TAKES CREDIT FOR OUR 1996 PROFITS -- EVEN THOUGH HE WAS CEO IN 1996 FOR FEWER THAN 5 MONTHS!

o MacDonald booked $400,000 in sales in 1996 from an account in the Middle East, yet $175,000 of this sale remains unpaid and uncollectible.

THE WASTEFUL DIVERSION OF CORPORATE RESOURCES FROM PROFITABLE CORE
BUSINESSES:

o Mr. MacDonald wasted hundreds of thousands of dollars on an ill-conceived program to introduce and distribute Nautilus products through mass merchants and drug chains. An unnecessary distribution agreement instituted by MacDonald cost the Company about $200,000. It was cancelled by the Board in the Spring of 1997.

o The Nautilus program was plagued with errors including a premature, poorly-executed product launch, wrong packaging, non-competitive pricing, and some formulations incompatible with Health Food Industry standards.

o IN BOARD PRESENTATIONS, MACDONALD PROJECTED REVENUES OF $5 MILLION FOR 1997 FROM THIS INITIATIVE, YET, FOR THE FIRST THREE QUARTERS OF 1997, THE COMPANY REALIZED ONLY $750,000.

o In an industry that is rapidly growing, sales of the Company's branded products -- Montana Naturals, Pure Energy and MediFast -- fell drastically under MacDonald's tenure, from $8,995,000 in 1995 to $7,942,000 in 1996 to $4,428,000 in the first nine months of 1997.

o These brands have far higher margins than private label products and these sales decreases were the primary contributor to our large losses for 1997 year-to-date results.

THE MASSIVE FLIGHT OF DOZENS OF KEY EXECUTIVES AND EXPERIENCED PERSONNEL:

o In the 18 months MacDonald served as COO and CEO, 39 executives and key employees from our Montana Naturals and Jason Pharmaceutical operations, many of whom complained of MacDonald's mismanagement, resigned or were terminated by him. Since Mr. Macdonald's own termination, several of these employees have returned.

o Those who left included the President of Montana Naturals (over 3 years experience), and also Montana's Director of Marketing (8 years experience), Director of International Sales (9 years), Director of Purchasing (7 years), Director of Contract Sales (6.5 years), and Controller (over 4 years).

o At Jason Pharmaceuticals, the departures included its President (8 years experience), VP -- Operations (7.5 years), VP -- Marketing (8 years), Purchasing Manager (8 years) and Controller (5 years).

o Many of these valuable, well-qualified employees were replaced with acquaintances of Mr. MacDonald's who had little or no commercial experience relevant to our business or the industry. The Board was also informed, prior to Mr. MacDonald's termination, that several other key executives were prepared to resign unless Mr. MacDonald was removed as CEO.

IN LIGHT OF HIS PATHETIC RECORD, WE FAIL TO SEE WHY ANYONE WOULD VOTE TO GIVE CONTROL OF YOUR BOARD TO MR. MACDONALD AND THE SIX OTHER NOMINEES HANDPICKED BY HIM. BUT DON'T TAKE OUR WORD FOR IT, STUDY THE FACTS AND FINANCIAL RESULTS. MACDONALD'S ABYSMAL RECORD AT HEALTHRITE CLEARLY SPEAKS FOR ITSELF!

           ANOTHER MACDONALD BLUNDER: HIS NOMINEES' QUALIFICATIONS.

We believe you should have grave concerns about the ability of Mr. MacDonald's other nominees to oversee this Company -- in particular, Ronald Hauge and Reed Vordenburg:

o MR. HAUGE, THE FOUNDER OF MONTANA NATURALS, SIGNED A CONSENT DECREE, AFTER CHARGES WERE BROUGHT AGAINST HIM BY THE U.S. SECURITIES AND EXCHANGE COMMISSION IN 1991. THIS CONSENT DECREE PERMANENTLY ENJOINED HIM FROM ENGAGING IN ANY TRANSACTION OR COURSE OF ACTION IN VIOLATION OF THE SECURITIES EXCHANGE ACT AND HE WAS FORCED TO RESIGN AS CEO OF MONTANA NATURALS.

o A Final Judgment of Permanent Injunction was executed against Mr. Hauge by a Federal Court in March 1992, which barred him from voting his Montana shares until 1997.

o Mr. MacDonald's proxy statement conveniently neglects to inform you of these material facts about Mr. Hauge's questionable business record.

o MR. HAUGE SOLD 88,000 HEALTHRITE SHARES IN 1996 AND 1997, NEARLY 50,000 OF WHICH WERE SOLD DURING MACDONALD'S TENURE. DOES THIS SHOW CONFIDENCE IN MR. MACDONALD?

o Reed Vordenburg was hired by Mr. MacDonald as a sales representative. In 18 months in this position, Mr. Vordenburg closed only one sale, for a mere $12,000, to Phar-Mor Stores. These goods were never paid for and Phar-Mor is currently trying to return them.

o THIS MAKES MR. VORDENBURG'S NET REVENUE CONTRIBUTION TO HEALTHRITE ESSENTIALLY ZERO -- AND VORDENBURG IS MACDONALD'S CHOICE TO BE PRESIDENT IF HIS SLATE IS ELECTED!

WE BELIEVE MR. MACDONALD'S SELECTION OF HIS OWN SLATE OF NOMINEES APPEARS TO FOLLOW HIS TYPICAL MANAGEMENT PATTERN -- THOUGHTLESS PLANNING, SLIPSHOD EXECUTION, AND DISASTROUS RESULTS.

                    WHAT WE'VE ACCOMPLISHED AT HEALTHRITE
                 SINCE MACDONALD WAS TERMINATED ON AUGUST 13.

o Named Douglas Okland, the President of Montana Naturals, and David Illingworth, the President of Jason Pharmaceuticals, as co-Chief Operating Officers of the Company.

o Restructured our sales force by hiring two new salespeople experienced in the health food industry and reduced unnecessary costs in the sales department by approximately $200,000.

o REFOCUSED MONTANA NATURAL'S SALES EFFORTS ON ITS CORE BUSINESS -- THE HEALTH FOOD RETAIL STORE AND CHAIN STORE MARKETS. OUR OBJECTIVE IS TO REGAIN MARKET SHARE AND CAPITALIZE ON MONTANA'S OUTSTANDING REPUTATION AND BRAND NAME.

o Commenced a program to capitalize on the powerful MediFast brand name and introduce two additional product lines to address broader segments in the diet and weight loss markets.

o CLOSED ON A $4.5 MILLION BANK FINANCING FACILITY WITH FIRST BANK MONTANA AND HAVE CONCLUDED, SUBJECT TO CLOSING, ANOTHER $1 MILLION FINANCING WITH CENTURY BUSINESS CREDIT CORPORATION.

o These funds will be used to complete the development of a promising new product line of high-quality dietary supplements specifically formulated for the health care needs of active women.

o The funds will also be utilized to revamp Nautilus' product line, reducing the number of SKU's, improving the packaging of certain products and building new channels of distribution through fitness centers, sporting goods mega-stores and others.

           YOU DECIDE WHOSE INTERESTS ARE BEST ALIGNED WITH YOURS.

REMEMBER, HEALTHRITE'S TWO LARGEST SHAREHOLDERS -- CHAIRMAN WARREN HABER AND VICE CHAIRMAN JOHN TEEGER -- TOGETHER WITH THEIR FAMILY MEMBERS AND THE 5 OTHER DIRECTORS, COLLECTIVELY OWN 1,033,599 COMMON SHARES ELIGIBLE TO BE VOTED AT THE ANNUAL MEETING -- ALMOST 25% OF THE COMPANY.

In sharp contrast, Mr. MacDonald, the members of his slate and their families together own 354,200 votable common shares -- about 8% -- even though MacDonald's proxy statement suggests that they can vote 10.5%. You should know those additional shares represent unexercised options which cannot be voted at the annual meeting.

WE BELIEVE THIS IS JUST ANOTHER THINLY VEILED ATTEMPT BY MACDONALD TO APPEAR TO BE MORE INFLUENTIAL THAN HE REALLY IS. DON'T BE FOOLED. ASK YOURSELF: WHO HAS THE GREATER INTEREST IN SEEING THE VALUE OF HEALTHRITE SHARES MAXIMIZED FOR THE BENEFIT OF ALL SHAREHOLDERS? WE THINK THE ANSWER IS CLEAR.

           OUR SUMMARY OF MACDONALD'S PROXY STATEMENT: AN OXYMORON.

Mr. MacDonald's proxy statement claims that HealthRite will benefit from a change in management -- when it was in fact his poor management which led to the situation your Company is in today.

We have had only little more than one quarter since Mr. MacDonald's departure to correct the disastrous results of his management. We have a clear plan, have accomplished much of it and have confidence that we can recover from MacDonald's failures and begin delivering increases in sales, earnings and value for shareholders.

REMEMBER -- MR. MACDONALD HAD A FULL OPPORTUNITY TO PROVE HIMSELF AT HEALTHRITE, BUT FAILED MISERABLY. LET'S NOT MAKE THE SAME MISTAKE TWICE.

IT IS DEPLORABLE THAT MR. MACDONALD CONTINUES TO DIVERT MANAGEMENT'S TIME, ATTENTION AND FINANCIAL RESOURCES FROM THE REAL BUSINESS AT HAND -- INCREASING SHAREHOLDER VALUE -- IN ORDER TO DEAL WITH HIS PROXY CONTEST.

         TIME IS CRITICALLY SHORT. THE ANNUAL MEETING IS DECEMBER 17.
                         VOTE YOUR WHITE PROXY TODAY!

The annual meeting is scheduled for December 17 -- one week from today! Support your current Board. Please take a moment to mark, sign, date and mail the enclosed WHITE management proxy card.

We appreciate your continuing support of HealthRite. On behalf of your Board of Directors,

                                            Sincerely,

/s/  Warren Haber                          /s/     John L. Teeger
--------------------------------------     ------------------------------------
     Warren Haber Chairman                         John Teeger Vice Chairman


/s/  Douglas Okland                        /s/     David Illingworth
--------------------------------------     -----------------------------------
     Douglas Okland                                David Illingworth
     Co-Chief Operating Officer                    Co-Chief Operating
                                                   Officer




IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT MACKENZIE PARTNERS, INC., WHICH IS ASSISTING US WITH THIS TRANSACTION, TOLL-FREE AT
(800) 322-2885. YOU MAY BE ABLE TO FAX YOUR VOTE. PLEASE CALL FOR
INSTRUCTIONS.